Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE CONTAINER STORE GROUP, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

The present name of the corporation is The Container Store Group, Inc.  The corporation was incorporated under the name “TCS Holdings, Inc.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on June 29, 2007.  This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.  The certificate of incorporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is:

The Container Store Group, Inc.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808.  The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “General Corporation Law”) or any applicable successor act thereto, as the same may be amended from time to time.

FOURTH:  The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 255,000,000 shares.  The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock authorized to be issued is 250,000,000 shares, $0.01 par value per share.  The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.01 par value per share.

A.            Common Stock.

1.  Voting.

(a)  Each holder of Common Stock entitled to vote at any meeting of stockholders shall be entitled to one vote, in person or by proxy, for each share of Common Stock held by such holder on the applicable record date which has voting power upon the matter in question.

(b)  Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(c)  Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) or to a Preferred Stock Designations that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Designations or pursuant to the General Corporation Law as currently in effect or as the same may hereafter be amended.

2.  Dividends.  Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of capital stock of the Corporation as, if and when declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.

3.  Liquidation.  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of any series of Preferred Stock entitled thereto, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of Common Stock.  A consolidation, reorganization or merger of the Corporation with any other person or persons, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation, or winding up of the Corporation within the meaning of this Article FOURTH, Section A.3.

B.            Preferred Stock.  Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide, by resolution or resolutions from time to time, for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without approval of the stockholders of the Corporation, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designations”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designations, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.  The powers, designations, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock and the qualifications, limitations and restrictions thereof may differ from those of any and all other series at any time outstanding.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a)  the designation of the series, which may be by distinguishing number, letter or title;

(b)  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designations) increase or decrease (but not below the number of shares thereof then outstanding);

(c)  the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)  the dates on which dividends, if any, shall be payable;

(e)  the redemption rights and price or prices, if any, for shares of the series;

(f)  the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)  the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)  whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)  restrictions on the issuance of shares of the same series or any other class or series;

(j)  the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k)  any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.  Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior, rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.  Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

FIFTH:  This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A.            General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law.

B.            Number.  Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolution adopted by a majority of the total number of authorized directors.

C.            Classification.  The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III.  Class I directors shall initially serve until the first annual meeting of stockholders following the original effectiveness of this Article FIFTH, Section C; Class II directors shall initially serve until the second annual meeting of stockholders following the original effectiveness of this Article FIFTH, Section C; and Class III directors shall initially serve until the third annual meeting of stockholders following the original effectiveness of this Article FIFTH, Section C.  Commencing with the first annual meeting of stockholders following the original effectiveness of this Article FIFTH, Section C, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office.  In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.  The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III.

D.            Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

E.            Removal.  Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

F.             Preferred Stock.  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues:  (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal.  Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

G.            Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation (the “Bylaws”).

SIXTH:  In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws subject to any limitations contained therein.

SEVENTH:  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH:  Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

NINTH:  The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law.  All rights conferred upon stockholders herein are granted subject to this reservation.

TENTH:  Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the

Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

ELEVENTH:  To the fullest extent permitted by law, special meetings of stockholders for any purpose or purposes may be called at any time only by a resolution adopted by the affirmative vote of the majority of the directors then in office.

TWELFTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Amended and Restated Certificate of Incorporation or the Bylaws or (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer this        day of                         ,           .

THE CONTAINER STORE GROUP, INC.

By:
Name:
Title: